Exhibit 4.01

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, NEW YORK) TRANSFER AGENT AND REGISTRAR
BY	/s/ [Illegible]
AUTHORIZED SIGNATURE

NUMBER		SHARES
G 0121	GAMING PARTNERS INTERNATIONAL CORPORATION
	INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA	SEE REVERSE FOR CERTAIN DEFINITIONS
	COMMON STOCK—$0.01 PAR VALUE	CUSIP 36467A 10 7

THIS CERTIFIES THAT

SPECIMEN

Is The Owner Of

Shares of the COMMON STOCK OF

GAMING PARTNERS INTERNATIONAL CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

/s/ Melody Sullivan Yowell	/s/ Gerard P. Charlier
Chief Financial Officer	chief executive officer, president, secretary and treasurer